Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Mercantile Bank Corporation
Grand Rapids, Michigan
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-117763) of our report dated June 25, 2007, relating to the financial statements and supplemental schedule of Mercantile Bank of Michigan 401(k) Plan appearing in this Form 11-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP BDO Seidman, LLP
Grand Rapids, Michigan
June 25, 2007